                                                                    EXHIBIT 3.15

                           ARTICLES OF INCORPORATION

                                       OF

                    MEDAPHIS SYSTEMS INNOVATION CORPORATION


                                       I.

     The name of the Corporation is Medaphis Systems Innovation Corporation.


                                      II.

     The aggregate number of shares that the Corporation shall have authority to issue is 1,000, all of which shall be shares of common stock, par value $0.01 per share.


                                      III.

     The initial Board of Directors of the Corporation shall consist of four
(4) members, whose names and addresses are as follows:

     Randolph G. Brown                       Timothy J. Kilgallon
     2700 Cumberland Parkway, Suite 300      2700 Cumberland Parkway, Suite 300
     Atlanta, Georgia 30339                  Atlanta, Georgia 30339

     Michael R. Cote                         Glen Lang
     2700 Cumberland Parkway, Suite 300      2700 Cumberland Parkway, Suite 300
     Atlanta, Georgia 30339                  Atlanta, Georgia 30339

                                      IV.

     No Director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of the duty of care or any other duty as a Director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a Director for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liabilities of a Director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the Director derived an improper personal benefit.

                                       V.

     The address of the initial registered office of the Corporation shall be 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339. The initial registered agent of the Corporation at such address shall be Pamela S. Topper.

                                      VI.

     The name and address of the Incorporator is Pamela S. Topper, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

                                      VII.

     The mailing address of the initial principal office of the Corporation is 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 15th day of August, 1995.


                                   /s/ Pamela S. Topper
                                   -------------------------------
                                   Pamela S. Topper
                                   Incorporator

                                                  DOCKET NUMBER  :  952700379
Secretary of State                                CONTROL NUMBER :  9524379
Business Information and Services                 EFFECTIVE DATE :  09/27/1995
Suite 315, West Tower                             REFERENCE      :  0097
2 Martin Luther King Jr. Dr.                      PRINT DATE     :  09/27/1995
Atlanta, Georgia 30334-1530                       FORM NUMBER    :  0611


PARANET CORPORATION SERVICES INC.
KATHY SLAYMAN
3761 VENTURE DRIVE, STE 260
DULUTH, GA 30136


                      CERTIFICATE OF NAME CHANGE AMENDMENT

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                    MEDAPHIS SYSTEMS INNOVATION CORPORATION
                         A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State changing its name to

                          MEDAPHIS SYSTEMS CORPORATION

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.


                                  /s/ Max Cleland
                                  ---------------------------
[SEAL]                            MAX CLELAND
                                  SECRETARY OF STATE




CORPORATIONS 656-2817; CORPORATIONS HOT-LINE 404-656-2222 (Outside
Metro-Atlanta)

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                    MEDAPHIS SYSTEMS INNOVATION CORPORATION

                                       I.

     The name of the Corporation is Medaphis Systems Innovation Corporation.

                                      II.

     The amendment to the Corporation's Articles of Incorporation is to amend
Article I of the Articles of Incorporation so that Article I shall hereafter be as follows:

                                      "I.

     The name of the Corporation is Medaphis Systems Corporation."

                                      III.

     Said amendment was adopted by the Board of Directors of the Corporation as of September 25, 1995.

                                      IV.

     Said amendment was duly adopted by the Board of Directors without shareholder action in accordance with Code Section 14-2-1002(6) of the Georgia Business Corporation Code.

                                       V.

     The Corporation certifies that a notice of intent to file Articles of Amendment to change the name of the Corporation and a publishing fee of $40.00 have been mailed or otherwise delivered to an authorized newspaper, as required by law.

     IN WITNESS WHEREOF, Medaphis Systems Innovation Corporation has caused these Articles of Amendment to be executed, its corporate seal to be affixed, and its seal and the execution hereof to be attested to by its duly authorized officers, this 25th day of September, 1995.


                                   MEDAPHIS SYSTEMS
                                   INNOVATION CORPORATION


                                   By: /s/ Michael R. Cote
                                       -----------------------------------
                                       Michael R. Cote
                                       Senior Vice President - Finance and
                                       Administration and Chief Financial
                                       Officer
(Corporate Seal)

Attest:


By: /s/ Peggy B. Sherman
    --------------------
    Peggy B. Sherman
    Assistant Secretary

Secretary of State                                DOCKET NUMBER  :  953550175
Business Information and Services                 CONTROL NUMBER :  9524379
Suite 315, West Tower                             EFFECTIVE DATE :  12/20/1995
2 Martin Luther King Jr. Dr.                    REFERENCE      :  0069
Atlanta, Georgia 30334-1530                       PRINT DATE     :  12/21/1995
                                                  FORM NUMBER    :  411

PARANET CORPORATION SERVICES, INC.
KATHY L. SLAYMAN
3761 VENTURE DRIVE, STE. 260
DULUTH, GA 30136


                             CERTIFICATE OF MERGER

I, MAX CLELAND, Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.


Surviving Entity:

MEDAPHIS SYSTEMS CORPORATION, a Georgia corporation


Nonsurviving Entity:

THE HALLEY EXCHANGE, INC., an Illinois corporation


                                  /s/ Max Cleland
                                  ---------------------------
[SEAL]                            MAX CLELAND
                                  SECRETARY OF STATE



CORPORATIONS 656-2817; CORPORATIONS HOT-LINE 404-656-2222 (Outside
Metro-Atlanta)

                             CERTIFICATE OF MERGER
                                       OF
                           THE HALLEY EXCHANGE, INC.
                                 WITH AND INTO
                          MEDAPHIS SYSTEMS CORPORATION


      The undersigned corporation, organized and existing under and by virtue of the Georgia Business Corporation Code (the "Code"), DOES HEREBY CERTIFY:

      1. The Halley Exchange, Inc., an Illinois corporation ("Halley"), is merging with and into Medaphis Systems Corporation, a Georgia corporation ("MSC")(the "Merger"), and MSC will be the surviving Georgia corporation following the Merger, using the name "Medaphis Systems Corporation."

      2. The Articles of Incorporation of MSC (the "Articles") will continue after the Merger as the Articles of the surviving corporation until thereafter duly amended in accordance with their terms and Code.

      3. The executed Plan of Merger pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Medaphis Systems Corporation, c/o Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

      4. A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any corporation that is a party to the Merger.

      5. The Merger has been duly approved by unanimous written consent of the stockholders of Halley and by the written consent of the sole shareholder of MSC.

      IN WITNESS WHEREOF, MSC has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 20th day of December, 1995.


                                    MEDAPHIS SYSTEMS CORPORATION



                                    BY: /s/ T. Kilgallon
                                       ----------------------------------------
                                       Timothy J. Kilgallon
                                       Chairman and Chief
                                       Executive Officer

                          MEDAPHIS SYSTEMS CORPORATION

                         CERTIFICATE OF VERIFICATION OF

                            REQUEST FOR PUBLICATION


      Pursuant to Section 14-2-1105.1(a) of the Georgia Business Corporation Code, Medaphis Systems Corporation, a Georgia corporation, hereby verifies that a request for publication of a notice of merger to merger The Halley Exchange, Inc. with and into Medaphis Systems Corporation and payment therefor have been made, as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 20th day of December, 1995.


                                    MEDAPHIS SYSTEMS CORPORATION



                                    BY: /s/Peggy Sherman
                                       ----------------------------------------
                                       Peggy B. Sherman
                                       Vice President, Associate General
                                       Counsel and Assistant Secretary

Secretary of State                                DOCKET NUMBER  :  963190468
Business Information and Services                 CONTROL NUMBER :  9524379
Suite 315, West Tower                             EFFECTIVE DATE :  11/14/1996
2 Martin Luther King Jr. Dr.                      REFERENCE      :  0091
Atlanta, Georgia 30334-1530                       PRINT DATE     :  11/14/1996
                                                  FORM NUMBER    :  0611

PARANET CORPORATION SERVICES, INC.
DONNA HYDE
3761 VENTURE DRIVE, STE 260
DULUTH, GA 30136


                      CERTIFICATE OF NAME CHANGE AMENDMENT
I, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                          MEDAPHIS SYSTEMS CORPORATION
                         A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State changing its name to

               MEDAPHIS HEALTHCARE INFORMATION TECHNOLOGY COMPANY

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

                                     /s/ Lewis A. Massey
                                  ---------------------------
[SEAL]                                  Lewis A. Massey
                                      Secretary of State

                             ARTICLES OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                          MEDAPHIS SYSTEMS CORPORATION

                                       I.

     The name of the Corporation is Medaphis Systems Corporation.

                                      II.

     The amendment to the Corporation's Articles of Incorporation is to amend
Article I of the Articles of Incorporation so that Article I shall hereafter be as follows:

                                      "I.

     The name of the Corporation is Medaphis Healthcare Information Technology Company."

                                      III.

     Said amendment was adopted by the Board of Directors of the Corporation effective as of August 20, 1996.

                                      IV.

     Said amendment was duly adopted by the Board of Directors without shareholder action in accordance with Code Section 14-2-1002(6) of the Georgia Business Corporation Code.

                                       V.

     The Corporation certifies that a notice of intent to file Articles of Amendment to change the name of the Corporation and a publishing fee of $40.00 have been mailed or otherwise delivered to an authorized newspaper, as required by law.

     IN WITNESS WHEREOF, Medaphis Systems Corporation has caused these Articles of Amendment to be executed, its corporate seal to be affixed, and its seal and the execution hereof to be attested to by its duly authorized officers, this 13th day of November, 1996.


                                   MEDAPHIS SYSTEMS CORPORATION


[CORPORATE SEAL]                   By:  /s/ Michael R. Cote
                                       ---------------------------------------
                                       Name:  Michael R. Cote
                                       Title: Senior Vice President - Finance,
                                              CFO and Assistant Secretary


ATTEST:


By:  /s/ Peggy Sherman
    --------------------------
    Name:  Peggy B. Sherman
    Title: Assistant Secretary